UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 13, 2016

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number)	95-1797918 (I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective July 13, 2016, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Bylaws (the “Bylaws” and, as amended and restated, the “Amended Bylaws”). The following is a brief summary of the material changes effected by adoption of the Amended Bylaws, which is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3(a) hereto.

1) The Board approved a proxy access procedure, set forth in new Section 2.17 of the Amended Bylaws, pursuant to which a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended Bylaws. Notice of a nomination pursuant to the proxy access provisions of the Amended Bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company distributed its proxy statement for the previous year’s annual meeting of stockholders. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.

2) The Amended Bylaws amend Sections 2.14 and 2.15 to change the window period for the submission of notice of stockholder nominations of directors and the proposals of other business. Under the Amended Bylaws, notice of a stockholder nomination or notice of the proposal of other business generally must be received no earlier than 150 days and no later than 120 days before the anniversary of the date of the previous year’s annual meeting of stockholders. This window period will first be applicable in connection with the Company’s 2017 annual meeting of stockholders.

3) The Amended Bylaws amend Section 3.2 to provide that in order for a person to be eligible for election or re-election as a director, such person must provide a written representation and agreement that (i) the person will not enter into an agreement to vote in a particular manner if elected; (ii) the person will disclose whether he or she has entered into an agreement with a person other than the Company to receive direct or indirect compensation in connection with such person’s candidacy as a director and will not enter into such agreement in connection with such person’s service or action as a director; (iii) the person, if elected, will act in compliance with the Company’s confidentiality and corporate governance policies; and (iv) the person will consent to being named in any proxy statement or other related filing of the Company.

4) The Amended Bylaws add a new Article IX thereto, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws; or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, another state or federal court located within the State of Delaware).

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3(a)	Amended and Restated Bylaws of WD-40 Company dated July 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: July 18, 2016	/s/ RICHARD T. CLAMPITT
Richard T. Clampitt
Vice President, General
Counsel and Corporate Secretary